House Sales Contract

Party A (Bargainor): Zhao Xiaoxi

Party B (Bargainee): Shaanxi Jialong Hi-Tech Industrial Co., Ltd

According to the Contract Law of the People's Republic of China, The laws of the People’s Republic of China on Urban Real Estate Administration and other relevant laws and rules, the bargainor and bargainee have hereby concluded the agreement for sale of the housing as follows on the basis of equality, free will and mutual consultation:

Clause One: Basic Information About the House
The house locates at Room 2301, 23/F, Suit B, Building 1 of Huajing Square, No.20 Fenghui South Road, High-Tech Development Zone, Xi’an City, Shaanxi Province with the construction area of 265.63m2  (Refer to the attached House Floor Plan).

Clause Two: Contract Price
The purchasing price of the house shall be RMB1, 381,276.00Yuan (In words: RMB One Million Three Hundred and Eighty-one Thousand Two Hundred and Seventy-six Yuan Only).

Clause Three: Mode and Term of the Payment
Mode of Payment: Party B shall pay in full the total house price on April 10th, 2007. Party A shall issue a receipt to Party B after collecting all the payment.

Clause Four: Party B’s Responsibility of Violating the Contract by Overdue Payment
If Party B fails to pay the house price on time, as per day delay, Party B shall pay 0.1% of the total house price as violating fine to Party A.

Clause Five: Delivery the House
Party A shall empty and deliver the house to Party B prior to April 6th, 2007 and hand on the house property certificate and relevant payment certification document to Party B; meanwhile, Party B shall issue a delivery proof.

Clause Six: Party A’s Responsibility of Violating the Contract by Overdue House Delivery
If Party A fails to deliver the house on the contracted time, as per day delay, Party A shall pay 0.3% of the total house price as violating fine to Party B. If it is 3 months overdue, Party B has the right to terminate the contract; at the same time, Party A shall refund all the house price collected from Party B and shall pay a certain compensation fund with the amount of the paid house price to Party B.

Clause Seven: Party A’s Warranty
Party A shall pledge that the subject house has a clear property right, no other rights settled or other disputes. After bought by Party B, if there are some property right disputes on the house, and it influences Party B performing its obligations and rights, Party A shall be responsible and deal with it and make compensation to Party B’s any losses.

Clause Eight: Issues related to the House Property Right Transfer Registration

1. Party A and Party B shall have finished the procedures of the House Property Right Transfer ahead of January 28th, 2008. If it fails to transact the house property right transfer procedures caused by Party B’s reason, Party B shall bear all responsibilities. While transacting the house property right transfer registration, Party A shall present a written application of transferring the house property right to Party B. If it needs Party A’s assistance to deal with this issue, whensoever, Party A shall give certain assistance. If there is any delaying caused by Party A and it affects the house property right transfer registration, Party A shall bear all caused losses.

2. Before signing this contract, if there are some unpaid taxes of the house, Party A shall pay all the fees. Party B shall bear all the house transfer registration fees, contract tax, valuation fees, and stamp duty produced in the course of transacting the House Property Right Transfer procedures.

Clause Nine: Disputes Settlement
Any disputes come out during the execution of this contract; Party A and Party B should negotiate to solve the dispute. If it cannot be settled by negotiation, it shall be submitted to the People’s Court in accordance with the laws.

Clause Ten: Other uncovered Matter
For any other matter uncovered in the contract, it is for both parties’ signing a complementary agreement upon engagement, which enjoys the same legal force.

Clause Eleven: The contract is made in Four copies, all of which holding the same act of law. Each party holds one copy respectively. It shall be submitted one copy to the housing property administration and taxation authorizations respectively.

Clause Twelve: The contract becomes effective from the date of signing of the two parties.

Party A(sealed and signed): Zhao Xiaoxi
Signature of the Representative:

Party B (sealed and signed): Shaanxi Jialong Hi-Tech Industrial Co., Ltd
Signature of the Representative: Zhang Jianjun

April 2nd, 2007

Sales Contract of Commercial Housing     Contract No.:

Appendix One: House Floor Plan (omitted)     Room Number:12301